Exhibit 21.1

List of Subsidiaries of Sirona Dental Systems Inc.

as at: 30.09.2006

—Sirona Holding GmbH, Bensheim, Germany

—Sirona Dental Services GmbH, Bensheim, Germany

—Sirona Dental Systems GmbH, Bensheim, Germany

—Sirona Immobilien GmbH, Bensheim, Germany

—Schick Technologies Inc., New York

—Sirona Holding Inc., Delaware

—Sirona Dental Systems LLC, Delaware

—Sirona Dental Systems Ltd., London, England

—Sirona Dental Systems SAS, Paris, France

—Sirona Equipos Dentales Ibérica S.A., Barcelona, Spain

—Sirona Dental Systems K.K., Tokyo, Japan

—Advanced Technology Research ATR s.r.l., Pistoia, Italy

—Sirona Dental Systems (Foshan) Co. Ltd., China

—Nitram Dental a/s, Risskov, Denmark

—SiCAT Verwaltungs GmbH, Bonn, Germany

—SiCAT GmbH & Co.KG, Bonn, Germany

—Sirona Dental Systems Trading (Shanghai) Co. Ltd, China

—Blitz 06-691 GmbH, Munich, Germany

—Sirona International Holding GmbH, Bensheim, Germany

—Sirona Dental Systems Pty. Ltd., Sydney, Australia

—Cyfex AG, Zurich, Switzerland (minority shareholding)